ARTICLES SUPPLEMENTARY

SMITH BARNEY INVESTMENT FUNDS INC.

	Smith Barney Investment Funds Inc., a Maryland corporation having its principal office in the State of Maryland in Baltimore City (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

	FIRST: The Corporation is authorized to issue ten billion shares of capital stock, par value $.001 per share, with an aggregate par value of $10,000,000. These Articles Supplementary do not increase the total authorized capital stock of the Corporation or the aggregate par value thereof.

	SECOND: The Board of Directors hereby reclassifies two billion of the unissued shares of capital stock of the Corporation heretofore allocated to the Class A Common Stock, Class B Common
Stock, Class C Common Stock, Class Y Common Stock and Class Z
Common Stock of the Special Equities Fund of the Corporation as two billion shares of Class A Common Stock, Class B Common Stock,
Class C Common Stock, Class Y Common Stock and Class Z
Common Stock of the Smith Barney Hansberger Global Value Fund of the Corporation, which is hereby established, as follows: The Corporation shall be authorized to issue up to two billion shares of each of the Class A Common Stock, Class B Common Stock, Class C
Common Stock, Class Y Common Stock and Class Z Common Stock of the Smith Barney Hansberger Global Value Fund less, at any time, the total number of shares of all such other classes of capital stock of the Smith Barney Hansberger Global Value Fund then issued and outstanding. At no time may the Corporation cause to be issued and outstanding more than two billion shares of the capital stock of all such classes of the Smith Barney Hansberger Global Value Fund in the aggregate unless such number be hereafter increased in accordance with the Maryland General Corporation Law.

	THIRD: The Board of Directors hereby reclassifies two hundred fifty million of the unissued shares of capital stock of the Corporation heretofore allocated to the Class A Common Stock, Class
B Common Stock, Class C Common Stock, Class Y Common Stock and Class Z Common Stock of the Investment Grade Bond Fund of the Corporation, one hundred fifty million of the unissued shares of capital stock of the Corporation heretofore allocated to Class A
Common Stock, Class B Common Stock, Class C Common Stock,
Class Y Common Stock and Class Z Common Stock of the Special
Equities Fund of the Corporation, one billion three hundred fifty million of the unissued shares of capital stock of the Corporation heretofore allocated to Class A Common Stock, Class B Common
Stock, Class C Common Stock, Class Y Common Stock and Class Z
Common Stock of the Government Securities Fund of the Corporation, and two hundred fifty million shares of the unissued shares of capital stock of the Corporation heretofore allocated to the Class A Common Stock, Class B Common Stock, Class C Common Stock, Class Y
Common Stock and Class Z Common Stock of the European Fund of the Corporation as two billion shares of Class A Common Stock, Class
B Common Stock, Class C Common Stock, Class Y Common Stock and Class Z Common Stock of the Smith Barney Hansberger Global
Small Cap Value Fund of the Corporation, which is hereby established, as follows: The Corporation shall be authorized to issue up to two billion shares of each of the Class A Common Stock, Class B Common Stock, Class C Common Stock, Class Y Common Stock and
Class Z Common Stock of the Smith Barney Hansberger Global Small
Cap Value Fund less, at any time, the total number of shares of all such other classes of capital stock of the Smith Barney Hansberger Global Small Cap Value Fund then issued and outstanding. At no time may the Corporation cause to be issued and outstanding more than two billion shares of the capital stock of all such classes of the Smith Barney Hansberger Global Small Cap Value Fund in the aggregate unless such number be hereafter increased in accordance with the Maryland General Corporation Law.

	FOURTH:  The shares of Class A Common Stock, Class B
Common Stock, Class C Common Stock, Class Y Common Stock and
Class Z Common Stock of the Smith Barney Hansberger Global Value
Fund of the Corporation classified hereby shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as set forth in Article SEVENTH of the Corporation's Articles of Incorporation and shall be subject to all provisions of its Articles of Incorporation relating to stock of the Corporation generally, and those set forth as follows:

		(1)	The assets belonging to the Class A
Common Stock, Class B Common Stock, Class C Common Stock,
Class Y Common Stock and Class Z Common Stock of the Smith
Barney Hansberger Global Value Fund shall be invested in the same investment portfolio of the Corporation.

		(2)	The dividends and distributions of
investment income and capital gains with respect to each such class of capital stock of the Smith Barney Hansberger Global Value Fund shall be in such amounts as may be declared from time to time by the Board of Directors, and such dividends and distributions may vary from dividends and distributions with respect to each other class of capital stock of the Smith Barney Hansberger Global Value Fund to reflect differing allocations of the expenses of the Fund among the holders of each such class and any resultant differences among the net asset values per share of each such class, to such extent and for such purposes as the Board of Directors may deem appropriate.

		(3)	The allocation of investment income,
realized and unrealized capital gains and losses, expenses and liabilities of the Corporation among the said classes of capital stock of the Smith Barney Hansberger Global Value Fund and any other class of the Corporation's capital stock and the determination of their respective net asset values and rights upon liquidation or dissolution of the Corporation shall be determined conclusively by the Board of Directors in a manner that is consistent with Rule 18f-3 of the Investment Company Act of 1940, as amended (the "Investment
Company Act") and any existing or future amendment to such rule or any rule of interpretation under the Investment Company Act that modifies, is an authorized alternative to, or supersedes such rule (the "Rule").

		(4)	The proceeds of the redemption of the
shares of any class of capital stock of the Smith Barney Hansberger Global Value Fund shall be reduced by the amount of any contingent deferred sales charge or other charge (which charges may vary among the classes) payable on such redemption pursuant to the terms of issuance of such shares, all in accordance with the Investment Company Act and applicable rules and regulations of the National Association of Securities Dealers, Inc. ("NASD").

		(5)	At such times as may be determined by the
Board of Directors (or with the authorization of the Board of Directors, the officers of the Corporation) in accordance with the Rule, the Investment Company Act and applicable rules and regulations of the NASD and reflected in the registration statement relating to the Smith Barney Hansberger Global Value Fund, shares of a particular class of capital stock of the Smith Barney Hansberger Global Value Fund may be automatically converted into shares of another class of capital stock of the Smith Barney Hansberger Global Value Fund based on the relative net asset values of such classes at the time of conversion, subject, however, to any conditions of conversion that may be imposed by the Board of Directors (or with the authorization of the Board of Directors, the officers of the Corporation) and reflected in the registration statement relating to the Smith Barney Hansberger Global Value Fund as aforesaid.

	FIFTH:  The shares of Class A Common Stock, Class B
Common Stock, Class C Common Stock, Class Y Common Stock and
Class Z Common Stock of the Smith Barney Hansberger Global Small
Cap Value Fund of the Corporation classified hereby shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as set forth in Article SEVENTH of the Corporation's
Articles of Incorporation and shall be subject to all provisions of its Articles of Incorporation relating to stock of the Corporation generally, and those set forth as follows:

		(1)	The assets belonging to the Class A
Common Stock, Class B Common Stock, Class C Common Stock,
Class Y Common Stock and Class Z Common Stock of the Smith
Barney Hansberger Global Small Cap Value Fund shall be invested in the same investment portfolio of the Corporation.

		(2)	The dividends and distributions of
investment income and capital gains with respect to each such class of capital stock of the Smith Barney Hansberger Global Small Cap Value Fund shall be in such amounts as may be declared from time to time by the Board of Directors, and such dividends and distributions may vary from dividends and distributions with respect to each other class of capital stock of the Smith Barney Hansberger Global Small Cap
Value Fund to reflect differing allocations of the expenses of the Fund among the holders of each such class and any resultant differences among the net asset values per share of each such class, to such extent and for such purposes as the Board of Directors may deem appropriate.

		(3)	The allocation of investment income,
realized and unrealized capital gains and losses, expenses and liabilities of the Corporation among the said classes of capital stock of the Smith Barney Hansberger Global Small Cap Value Fund and any other class of the Corporation's capital stock and the determination of their respective net asset values and rights upon liquidation or dissolution of the Corporation shall be determined conclusively by the Board of Directors in a manner that is consistent with Rule 18f-3 of the Investment Company Act and any existing or future amendment to such rule or any rule or interpretation under the Investment Company
Act that modifies, is an authorized alternative to, or supersedes such rule (the "Rule").

		(4)	The proceeds of the redemption of the
shares of any class of capital stock of the Smith Barney Hansberger Global Small Cap Value Fund shall be reduced by the amount of any contingent deferred sales charge or other charge (which charges may vary among the classes) payable on such redemption pursuant to the terms of issuance of such shares, all in accordance with the Investment Company Act and applicable rules and regulations of the National Association of Securities Dealers, Inc. ("NASD").



		(5)	At such times as may be determined by the
Board of Directors (or with the authorization of the Board of Directors, the officers of the Corporation) in accordance with the Rule, the Investment Company Act and applicable rules and regulations of the NASD and reflected in the registration statement relating to the Smith Barney Hansberger Global Small Cap Value Fund, shares of a particular class of capital stock of the Smith Barney Hansberger
Global Small Cap Value Fund may be automatically converted into shares of another class of capital stock of the Smith Barney
Hansberger Global Small Cap Value Fund based on the relative net asset values of such classes at the time of conversion, subject, however, to any conditions of conversion that may be imposed by the Board of Directors (or with the authorization of the Board of Directors, the officers of the Corporation) and reflected in the registration statement relating to the Smith Barney Hansberger Global Small Cap Value
Fund as aforesaid.

	SIXTH: The Board of Directors of the Corporation has classified and reclassified the shares described above pursuant to authority contained in the Corporation's charter.

	SEVENTH: Following the reclassification of the unissued shares of the Corporation set forth above, the capital stock of the Corporation is classified as follows:


Fund		Total Shares


Growth		2.0 billion	      Class A Common     Class B
Common     Class C Common     Class Y Common     Class Z
Common
Opportunity Fund	  	       Stock		   Stock
Stock	              Stock  	          Stock


Government	1.0 billion	      Class A Common     Class B
Common     Class C Common     Class Y Common     Class Z
Common
Securities Fund		       Stock		   Stock
Stock	              Stock  	          Stock


Investment		1.0 billion        Class A Common     Class B
Common     Class C Common     Class Y Common     Class Z
Common
Grade Bond Fund  		       Stock		   Stock
Stock	              Stock  	          Stock


Special		1.0 billion        Class A Common     Class B
Common     Class C Common     Class Y Common     Class Z
Common
Equities Fund		       Stock		   Stock
Stock	              Stock  	          Stock


Managed		1.0 billion        Class A Common     Class B
Common     Class C Common     Class Y Common     Class Z
Common
Growth Fund 		       Stock		   Stock
Stock	              Stock  	          Stock


Smith Barney  	2.0 billion        Class A Common     Class B
Common     Class C Common     Class Y Common     Class Z
Common
Hansberger Global 		       Stock		   Stock
Stock	             Stock  	          Stock
Value Fund


Smith Barney 	2.0 billion      Class A Common     Class B Common
Class C Common     Class Y Common    Class Z Common
Hansberger Global		       Stock		   Stock
Stock	              Stock  	          Stock
Small Cap Value Fund




	The undersigned Chairman of the Board of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief, the matters and facts set forth in these Articles with respect to authorization and approval are true in all material respects and that this statement is made under penalties of perjury.

	IN WITNESS WHEREOF, Smith Barney Investment Funds
Inc. has caused these Articles Supplementary to be signed on its behalf by its Chairman of the Board and witnessed by its Assistant Secretary as of October 23, 1997.


					SMITH BARNEY
INVESTMENT FUNDS INC.


					By: /s/ Heath B.
McLendon
					       Heath B. McLendon,
					       Chairman of the
Board

WITNESS:


/s/ Robert M. Nelson
Robert M. Nelson
Assistant Secretary




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